Exhibit 10.2

VIKING THERAPEUTICS, INC.

2014 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JULY 2, 2014

APPROVED BY THE STOCKHOLDERS: AUGUST 1, 2014

1.	Introduction.

(a) Purpose. By resolution of the Board adopted on July 2, 2014, Viking Therapeutics, Inc., a Delaware corporation, hereby establishes this equity-based incentive compensation plan to be known as the “Viking Therapeutics, Inc. 2014 Equity Incentive Plan” (this “Plan”), for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen the Company’s retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of the Participants with those of the Company’s stockholders. This Plan is intended to serve as the sole source for all future equity-based awards to those eligible for participation in this Plan.

(b) Definitions. Unless otherwise defined herein, capitalized terms used in this Plan have the meanings ascribed to them in APPENDIX I, which is incorporated herein by reference and forms a part of this Plan.

(c) Effective Date. This Plan shall become effective at 12:01 a.m. Pacific Time on the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock pursuant to which the Common Stock is priced for the initial public offering (the “Effective Date”); provided that this Plan and any Award made before stockholder approval of this Plan shall be contingent on its approval by a vote or written consent of the holders holding shares of the Company’s common stock representing a majority of the outstanding voting power of the Company’s common stock (or by such other stockholder vote that the Committee determines to be sufficient for the issuance of Shares and Awards according to the Company’s governing documents and Applicable Law).

(d) Effect on Other Plans, Awards and Arrangements. This Plan is not intended to affect and shall not affect any stock options, equity-based compensation or other benefits that the Company or any of its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan or program that is independent of this Plan. Nevertheless, as of the Effective Date, this shall be the sole plan under which the Company and its Affiliates make future Awards.

2.	Types of Awards. This Plan permits the granting of the following types of Awards according to the Sections listed below:

Section 5	Options
Section 6	Stock Appreciation Rights (“SARs”)
Section 7	Restricted Shares, Restricted Stock Units (“RSUs”) and Unrestricted Shares
Section 8	Deferred Share Units (“DSUs”)
Section 9	Performance and Cash-settled Awards
Section 10	Dividend Equivalent Rights

3.	Shares Available for Awards.

(a) Shares Reserved. Generally, subject to Section 13 and the following sentence regarding the annual increase, a total of 1,527,770 shares of Common Stock shall be available for issuance under this Plan (the “Share Reserve”). In addition, the Share Reserve will automatically increase on January 1st of each year commencing on January 1, 2015 and ending on (and including) January 1, 2024, in an amount equal to 3.5% of the total number of Shares outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Committee may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of Shares that may be issued pursuant to this Plan. Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under this Plan. The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust.

(b) Replenishment; Counting of Shares. Any Shares reserved for Awards will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary due to (i) the Award being surrendered pursuant to an Exchange Program, or (ii) the Award’s forfeiture, cancellation, termination or expiration, or pursuant to an Award providing on its Grant Date for settlement solely in cash rather than in Shares. Further, and to the extent permitted under Applicable Law, the maximum number of Shares available for delivery under this Plan shall not be reduced by any Shares issued under this Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards, in each case, as a condition of the Company’s or any of its Affiliate’s acquisition of another entity. In addition, Shares withheld (or not issued) in payment of the exercise price or taxes relating to an Award and Shares equal to the number surrendered in payment of any exercise price or Withholding Taxes relating to an Award shall again be available for future Awards under this Plan.

(c) ISO Share Reserve. The number of Shares that are available for ISOs shall not exceed the total number of Shares set forth in the first sentence of Section 3(a) (as such number may be adjusted pursuant to Section 13, and as determined by permitting ISOs to the full extent allowable after incorporation herein by reference of the allowable provisions set forth in Treasury Regulations Section 1.422-2(b)(3)(iii) as in effect on the Effective Date).

4.	Eligibility.

(a) General Rule. Subject to the express provisions of this Plan, the Committee shall determine from the class of Eligible Persons those Persons to whom Awards may be granted. Each Award shall be evidenced by an Award Agreement that sets forth its Grant Date and all other terms and conditions of the Award not set forth herein, that is signed on behalf of the Company (or delivered by an authorized agent through an electronic medium), and that, if required by the Committee, is signed by the Eligible Person as an acceptance of the Award. Nothing in this Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted (or in any other capacity) or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, subject to the terms of any employment or similar agreement between the Employee and the Company or an Affiliate, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(b) Award Limits per Person. For each calendar year during the term of this Plan, no Participant may receive Options, SARs and other Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value of the underlying Shares on the Grant Date that relate to more than 25% of the maximum number of Shares issuable under the first sentence of Section 3(a) of this Plan as of its Effective Date, as such number may be adjusted pursuant to Section 13. Notwithstanding the foregoing, if any additional Options, SARs or other Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Options, SARs or other Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Code Section 162(m) unless such additional Option, SAR or other Award is approved by the Company’s stockholders. The maximum aggregate amount of cash that may be paid to any one Participant during any calendar year with respect to one or more Awards issued pursuant to Section 9 which are intended to qualify as performance-based compensation pursuant to Code Section 162(m) shall be US$1,000,000.

(c) Replacement Awards. Subject to Applicable Law (including any associated stockholder approval requirements), the Committee may, pursuant to an Exchange Program, require as a condition of the grant of an Award to a Participant that the Participant consent to surrender for cancellation some or all of the Awards or other grants that the Participant has received under this Plan or otherwise. An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options and

SARs, such other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option or SAR unless the Company’s stockholders approve the grant itself or the Exchange Program.

5.	Stock Options.

(a) Grants. Subject to the special rules for ISOs set forth in Section 5(b), the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with this Plan, that may be immediately exercisable or that may become exercisable in whole or in part based on future events or conditions, that may include vesting or other requirements for the right to exercise the Option, and that may differ for any reason between Eligible Persons or classes of Eligible Persons; in each case provided that:

(i)	the exercise price for Shares subject to purchase through exercise of an Option shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date (unless (A) the Award replaces a previously issued Option or SAR, or (B) the Award is granted pursuant to any assumption or substitution for another Option or SAR pursuant to a Change in Control and in a manner consistent with the provisions of Code Section 409A, and, if applicable, Code Section 424(a)); and

(ii)	no Option shall be exercisable for a term ending more than ten years after its Grant Date.

(b) Special ISO Provisions. The following provisions shall control any grants of Options that are denominated as ISOs; provided that ISOs may not be awarded unless this Plan receives stockholder approval within twelve (12) months after its Effective Date.

(i) Eligibility. The Committee may grant ISOs only to Employees (including officers who are Employees).

(ii) Documentation. Each Option that is intended to be an ISO must be designated in the Award Agreement as an ISO. If an Option is not specifically designated as an ISO or if an Option is designated as an ISO but some portion or all of the Option fails to qualify as an ISO under Applicable Law and the provisions of this Section 5(b), then the Option (or portion thereof) will be a Non-ISO. In the case of an ISO, the Committee shall determine on the Grant Date the acceptable methods of paying the exercise price for Shares, and it shall be included in the applicable Award Agreement.

(iii) $100,000 Limit. To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any of its Affiliates) exceeds US$100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the US$100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the US$100,000 limit, the most recently granted Options shall be reduced first. In the event that Code Section 422 is amended to alter the US$100,000 limitation set forth therein, the limitation of this Section 5(b)(iii) shall be automatically adjusted accordingly.

(iv) Grants to 10% Holders. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the ISO’s term shall not exceed five years from the Grant Date, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. In the event that Code Section 422 is amended to alter the limitations set forth therein, the limitation of this Section 5(b)(iv) shall be automatically adjusted accordingly.

(v) Substitution of Options. In the event the Company or any of its Affiliates acquires (whether by purchase, merger or otherwise) all or substantially all of the outstanding capital stock or assets of another corporation or Person, or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Code Section, substitute ISOs for ISOs previously granted under the plan of the acquired Person; provided that (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such Shares is not more than the similar excess as of immediately before such substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi) Notice of Disqualifying Dispositions. By executing an ISO Award Agreement, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of (A) two years of the Grant Date, or (B) one year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

(c) Method of Exercise. Each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares and the Award Agreement may provide that a partial exercise must be with respect to a minimum number of Shares) at any time and from time to time prior to its expiration, but only pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement. Exercise shall occur by delivery of both written notice of exercise to the secretary of the Company, and payment of the full exercise price for the Shares being purchased. The methods of payment that the Committee may, in its sole and absolute discretion, accept or commit to accept in an Award Agreement include:

(i) cash, check, bank draft or money order payable to the Company;

(ii) one or more promissory notes, to the extent permitted by Applicable Law;

(iii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such Shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) are duly endorsed for transfer to the Company;

(iv) a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) Shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) Shares are delivered to the Participant as a result of such exercise, and (C) Shares are withheld to satisfy tax withholding obligations;

(v) a cashless exercise program that the Committee may approve, from time to time in its sole and absolute discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for or make book entries evidencing the purchased Shares directly to such broker or dealer in order to complete the sale;

(vi) any other form of legal consideration that may be acceptable to the Committee and specified in the applicable Award Agreement; or

(vii) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until the Company has received sufficient funds or value to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Exercise of an Unvested Non-ISO. The Committee may, in its sole and absolute discretion, set forth in an Award Agreement that a Participant may exercise an unvested Non-ISO, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Option.

(e) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option or SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option or SAR at the date of such Participant’s termination of Continuous Service, or if the Participant (or other Person entitled to exercise the Option or SAR) does not exercise the Option or SAR to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option or SAR shall terminate and the Shares underlying the unexercised portion of the Option or SAR shall revert to this Plan and become available for future Awards.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option or SAR shall terminate when there is a termination of a Participant’s Continuous Service:

Reason for Terminating Continuous Service	Option or SAR Termination Date
(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts	Earlier of: (i) the expiration date set forth in the applicable Award Agreement, and (ii) termination of the Participant’s Continuous Service, or when Cause first existed if earlier
(II) By the Company without Cause	Earlier of: (i) the expiration date set forth in the applicable Award Agreement, and (ii) 30 days following the termination of the Participant’s Continuous Service
(III) Participant becomes Disabled	Earlier of: (i) the expiration date set forth in the applicable Award Agreement, and (ii) one year after termination of the Participant’s Continuous Service
(IV) Retirement of the Participant	Earlier of: (i) the expiration date set forth in the applicable Award Agreement, and (ii) 30 days after termination of the Participant’s Continuous Service
(V) Death of the Participant during Continuous Service or within 30 days thereafter	Earlier of: (i) the expiration date set forth in the applicable Award Agreement, and (ii) one year after termination of the Participant’s Continuous Service
(VI) Any other reason	Earlier of: (i) the expiration date set forth in the applicable Award Agreement, and (ii) 30 days after termination of the Participant’s Continuous Service

If there is a blackout period under the Company’s insider trading policy or Applicable Law (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten day period before the expiration of any Option or SAR based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Option or SAR shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision hereof or in an Award Agreement, no Option or SAR shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

(f) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any Shares until at least six (6) months following the Grant Date of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or becomes Disabled, (ii) upon a Change in Control in which such Option or SAR is not assumed, continued or substituted, the vested portion of any Options and SARs may be exercised earlier than six months following the Grant Date, or (iii) upon the Participant’s Retirement. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(f) will apply to all Awards and are hereby incorporated by reference into such applicable Award Agreements.

(g) Anti-dilution for Cash Dividends. If expressly provided in an Award Agreement, the exercise price for Options will be equitably adjusted (in a manner that is reasonably intended to avoid triggering additional taxes under Code Section 409A) for some or all of the cash dividends or extraordinary capital distributions that the Company pays with respect to its Shares during the period between the Option’s Grant Date and its exercise date.

6.	SARs.

(a) Grants. The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions awarding appreciation-only rights relating to Shares; provided that the Award Agreement for each SAR shall set forth terms and conditions that are consistent with those for an Option (including, without limitation, the provisions of Section 5(e)), other than that settlement of the SAR shall occur pursuant to Section 6(b). No SAR shall be exercisable for a term ending more than ten years after the Grant Date. The exercise price for a SAR shall be determined by the Committee in its sole and absolute discretion, but shall not be less than one hundred percent (100%) of the Fair Market Value on the Grant Date.

(b) Settlement. Subject to this Plan’s terms, a SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares and/or cash having a Fair Market Value on the date of exercise equal to the product of the number of Shares as to which the SAR is being exercised, and the excess of (i) the Fair Market Value, on such date, of a Share covered by the exercised SAR, over (ii) the exercise price designated in the Award Agreement. Notwithstanding the foregoing, an Award Agreement for a SAR may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in Shares, cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement.

(c) Effect on Available Shares. At each time of exercise of a SAR that is settled through the delivery of Shares to the Participant, the total number of Shares subject to the Award being exercised shall reduce the reserve of Shares available for future Awards under this Plan.

7.	Restricted Shares, RSUs and Unrestricted Shares.

(a) Grant. The Committee may grant Restricted Shares, RSUs or Unrestricted Shares to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with this Plan. The Committee shall establish as to each Restricted Share or RSU Award the class and number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time at the end of which all or some restrictions specified in the Award Agreement shall lapse, and whether the Participant shall receive Unrestricted Shares, cash or a combination thereof in settlement of the Award. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, receipt of dividends and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of Continuous Service, individual, group or divisional performance criteria, Company performance or other criteria selected by the Committee. Restricted Shares and RSUs may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past services to the Company or an Affiliate, or (iii) any other form of legal consideration (including future services) that may be acceptable to the Committee, in its sole and absolute discretion, and permissible under Applicable Law. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares, which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole and absolute discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth, in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions that establish not only a “substantial risk of forfeiture” within the meaning of Code Section 83, but also when the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit the Participant’s Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant to the extent either set forth in an Award Agreement (it being understood Award Agreements will provide for the return to the Participant of the lesser of the purchase price and Fair Market Value as of such forfeiture or the repurchase of such Award if the forfeiture is a result of a termination of the Participant for Cause) or required by Applicable Law.

(c) Certificates or Book Entries for Restricted Shares. To the extent consistent with the Company’s bylaws and unless otherwise provided in an Award Agreement, at the Committee’s election, Shares representing Restricted Shares and dividends (whether in Shares or cash) that accrue with respect to such Restricted Shares may, until the restrictions lapse, be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Shares lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Committee. In either case, the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d) Section 83(b) Elections. A Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares; provided that the Participant’s Section 83(b) Election will be invalid if not filed with the Internal Revenue Service within 30 days after the Grant Date of the Restricted Shares. If a Participant makes a Section 83(b) Election, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service. The Participant acknowledges that it is the Participant’s sole responsibility and not the Company’s or its subsidiaries’, to timely file the Section 83(b) Election, even if the Participant requests that the Company, any of its subsidiaries or their representatives make this filing on the Participant’s behalf.

(e) Deferral Elections for RSUs. To the extent specifically provided in an Award Agreement and subject to and in accordance with Section 8, a Participant who is a Director or a member of a select group of management or “highly compensated employees” (within the meaning of ERISA) may irrevocably elect, in accordance with Section 8, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant both more than 12 months after the date of the Participant’s deferral election and upon the vesting of an RSU Award. If the Participant makes this election, the Company shall credit the Shares subject to the election, and any associated Shares attributable to Dividend Equivalent Rights attached to the Award, to a DSU account established pursuant to Section 8 on the date such Shares would otherwise have been delivered to the Participant pursuant to this Section 7.

(f) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs) and unless such Award is settled for cash in lieu of Shares, the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise (including providing for settlement in cash) and subject to Section 11 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

8. DSUs.

(a) Elections to Defer. The Committee may make DSU awards to Eligible Persons pursuant to Award Agreements (regardless of whether or not there is a deferral of the Eligible Person’s compensation), and may permit select Eligible Persons who are Directors or members of a select group of management or “highly compensated employees” (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect. For any Participant who is subject to U.S. income taxation, the Committee shall only authorize deferral elections under this Section 8(a): (i) pursuant to written procedures, and using written Election Forms, that satisfy the requirements of Code Section 409A, and (ii) only by Eligible Persons who are Directors, Consultants or members of a select group of management or “highly compensated employees” (within the meaning of ERISA).

(b) Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c) Issuances of Shares. Unless an Award Agreement expressly provides otherwise, the Company shall settle a Participant’s DSU Award by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to:

(i) the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service; and

(ii) the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a); provided that the Participant may change a distribution election through any subsequent election that (A) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (B) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d) Emergency Withdrawals. In the event that a Participant suffers an unforeseeable emergency within the contemplation of this Section 8(d), the Participant may apply to the Committee for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse or a dependent (within the meaning of Code Section 152) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, may require independent verification of the emergency, and may determine whether or not to provide the Participant with cash or Shares. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value on the date of the distribution equal to any cash paid to the Participant pursuant to this Section 8(d). For all DSUs granted to any Participant who is a U.S. taxpayer, the term “unforeseeable emergency” shall be interpreted in accordance with Code Section 409A.

(e) Termination of Service. For purposes of this Section 8, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h). A Participant shall be considered to have experienced a termination of Continuous Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any of its Affiliates after a certain date, or (ii) the level of bona fide services the Participant will perform after such date (whether as an Employee, Director or Consultant) are reasonably expected to permanently decrease to no more than 50% of the average level of bona fide services performed by such Participant (whether as an Employee, Director or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than 36 months).

9. Performance and Cash-Settled Awards.

(a) Performance Units. Subject to the limitations set forth in Section 9(b), the Committee may, in its sole and absolute discretion, grant Performance Awards to any Eligible Person, including Performance Units that (i) have substantially the same financial benefits and other terms and conditions as Options, SARs, RSUs or DSUs, but (ii) are settled only in cash. All Awards hereunder shall be made pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with this Plan.

(b) Performance Compensation Awards. Subject to the limitations set forth herein, the Committee may, at the time of grant of a Performance Award designate it as a “Performance Compensation Award” (payable in cash or Shares) for the purpose of establishing the Award as “qualified performance-based compensation” under Code Section 162(m), with such Award to have terms and conditions designed to qualify as such. With respect to each such Performance Compensation Award, the Committee shall accordingly establish, in writing no later than the earlier of (i) the date 90 days after the commencement of the applicable Performance Period, and (ii) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remain substantially uncertain, or such other period of time as required under Code Section 162(m), a “Performance Period,” “Performance Goals,” and “Performance Formula(e)” (each such term being defined below). Once established for a Performance Period, the Performance Goals and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goals for such Award is achieved and the Performance Formula(e) as applied against such Performance Goals determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use Negative Discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Limitations on Awards. The maximum Performance Compensation Award that any one Participant may receive for any one Performance Period, without regard to time of vesting or exercisability, shall not together exceed 381,942 Shares, as adjusted pursuant to Section 13 (or, for Performance Units to be settled in cash, the greater of

US$1,000,000 or the Fair Market Value of such number of Shares determined on the Grant Date). The Committee shall have the sole and absolute discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will be credited as DSUs or as deferred cash compensation under a separate plan of the Company; provided that, in the latter case, such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments. Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Code Section 162(m).

(d) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Formula(e) for the Performance Period have been achieved and, if so, to calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula(e). The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

(e) Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula(e) in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(f) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Goals. Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Goals” means, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Measures. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Committee (A) in the Award Agreement at the time the Award is granted, or (B) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Committee will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles;

(4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Measures it selects to use for such Performance Period. Moreover, the Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Goals to preserve the Committee’s original intent regarding the Performance Goals at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(iii) “Performance Measure” means any one of, or combination of, the following selected by the Committee for purposes of establishing the Performance Goals for a Performance Period. The Performance Measures that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee: (A) earnings (including earnings per share and net earnings); (B) earnings before interest, taxes and depreciation; (C) earnings before interest, taxes, depreciation and amortization; (D) earnings before interest, taxes, depreciation, amortization and legal settlements; (E) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (F) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (G) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (H) total stockholder return; (I) return on equity or average stockholder’s equity; (J) return on assets, investment or capital employed; (K) stock price; (L) margin (including gross margin); (M) income (before or after taxes); (N) operating income; (O) operating income after taxes; (P) pre-tax profit; (Q) operating cash flow; (R) sales or revenue targets; (S) increases in revenue or product revenue; (T) expenses and cost reduction goals; (U) improvement in or attainment of working capital levels; (V) economic value added (or an equivalent metric); (W) market share; (X) cash flow; (Y) cash flow per share; (Z) share price performance; (AA) debt reduction; (BB) implementation or completion of projects or processes; (CC) customer satisfaction; (DD) stockholders’ equity; (EE) capital expenditures; (FF) debt levels; (GG) operating profit or net operating profit; (HH) workforce diversity; (II) growth of net income or operating income; (JJ) billings; (KK) bookings; (LL) product invention, development, product market share, research or licensing; (MM) employee retention; (NN) operating expenses or operating expenses as a percentage of revenue; (OO) growth in stockholder value relative to a pre-determined index; (PP) cash conversion cycle; (QQ) individual business objectives; (RR) contract awards or backlog; (SS) credit rating; (TT) strategic plan development and implementation; (UU) attainment of research and development milestones; (VV) improvements in productivity; (WW) attainment of objective operating goals and employee metrics; or (XX) other measures of performance selected by the Committee. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(g) Deferral Elections. At any time prior to the date that is both at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to a Performance Award and at which time vesting or payment is substantially uncertain to occur, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to this Section 9.

(h) Transition Period. Notwithstanding anything herein to the contrary, with regard to any provision of this Plan or any Award Agreement that is intended to comply with Code Section 162(m) following the Transition Period, any action or determination by the Committee shall be permitted only to the extent such action or determination would be permitted under Code Section 162(m). This Plan has been adopted by the Board prior to the Registration Date, is intended to rely on the Transition Period and, following the Transition Period with respect to Awards intended to be “performance-based,” to comply with the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

10. Dividend Equivalent Rights. The Committee may grant Dividend Equivalent Rights to any Eligible Person, and may do so either pursuant to an Award Agreement that is independent of any other Award, or through a provision in another Award (other than an Option or SAR) that Dividend Equivalent Rights attach to the Shares underlying the Award. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to a Restricted Stock Award, Restricted Stock Unit Award, Deferred Share Unit or Performance Share Award.

(a) Cash Dividends Only. Each Dividend Equivalent Right shall represent the right to receive, with respect to each Share or Restricted Share subject to such right, any cash dividends declared on a Share as of all dividend payment dates during the term of the Dividend Equivalent Right (as determined by the Committee). Unless otherwise determined by the Committee, a Dividend Equivalent Right shall expire upon termination of the Participant’s Continuous Service; provided that a Dividend Equivalent Right that is granted as part of another Award shall have a term and an expiration date that coincide with those of the related Award. Section 13(a) shall alone determine the adjustment to Award terms in the event of dividends payable in Shares during the term of the Award.

(b) Settlement. Unless otherwise provided in an Award Agreement, Dividend Equivalent Rights shall be paid out (i) on the record date for the underlying dividends if the Award occurs on a stand-alone basis, and (ii) on the vesting or later settlement date (or other date specified in the Award Agreement) for another Award if the Dividend Equivalent Right is granted as part of it. Payment of all amounts determined in accordance with this Section 10 shall be in Shares, with cash paid in lieu of fractional Shares; provided that the Committee may instead provide in an Award Agreement for cash settlement of all or part of the Dividend Equivalent Rights. For Dividend Equivalent Rights settled in Shares, the total number of Shares credited to the Participant as Dividend Equivalent Rights shall count against the Share limits set forth in Section 3.

(c) Other Terms. The Committee may impose such other terms and conditions on the grant of a Dividend Equivalent Right as it deems appropriate, in its sole and absolute discretion, as reflected by the terms of the Award Agreement. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Awards. The Committee may also authorize, for any Participant or group of Participants, a separate written program under which the payments with respect to Dividend Equivalent Rights may be deferred pursuant to the terms and conditions determined under Section 8.

11. Taxes; Withholding; Code Section 409A.

(a) General Rule. The Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, nor any of its Affiliates, nor any of its or their employees, directors or agents shall have any obligation to mitigate, indemnify or to otherwise hold any Participant harmless from any or all of such taxes.

(b) Withholding. The Company’s obligation to deliver Shares (or to pay cash) to a Participant pursuant to Awards is at all times subject to the Participant’s prior or coincident satisfaction of all required Withholding Taxes. Except with respect to non-Employee Directors and as otherwise provided under this Plan or in an Award Agreement, no later than the date as of which an amount first becomes includible in a Participant’s taxable income for U.S. federal, state, local or non-U.S. income or social insurance tax purposes with respect to an Award, the Participant shall pay to the Company (or to the Affiliate employing the Participant), or make arrangements satisfactory to the Company (or such Affiliate) for the payment of any such income, social insurance and other taxes of any kind required by law to be withheld with respect to such taxable amount. Notwithstanding the foregoing, the Company and its Affiliates may, in each of their sole and absolute discretion, withhold a sufficient number of Shares that are otherwise issuable to (and/or cash that is otherwise payable to) the Participant pursuant to an Award in order to satisfy the minimum of any such taxes as may be necessary in the opinion of the Company or the Affiliate to satisfy all obligations for the payment of such taxes. For purposes of the foregoing, the Committee may establish such rules, regulations and procedures as it deems necessary or appropriate.

(c) U.S. Code Section 409A. To the extent that the Committee determines that any Award granted under this Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, this Plan and the Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Plan to the contrary, the Committee may adopt such amendments to this Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under Code Section 409A. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Code Section 409A is a “specified employee” for purposes of Code Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Code Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Code Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule. The Company makes no representations with respect to the application of Code Section 409A and any other tax consequences of any Award granted pursuant to this Plan and, by the acceptance of any Award, the Participant agrees to accept any and all potential tax consequences related thereto.

(d) Unfunded Tax Status. This Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an

Award, nothing contained in this Plan or any Award Agreement shall give the Person any rights that are greater than those of a general creditor of the Company or any of its Affiliates, and a Participant’s rights under this Plan at all times constitute an unsecured claim against the general assets of the Company for the collection of benefits as they come due. Neither the Participant nor the Participant’s duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares or other funds of the Company.

12. Non-Transferability of Awards.

(a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer, and its effectiveness shall be determined by the law of the state in which the Participant is domiciled at the time such designation is made. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section 12.

(b) Limited Transferability Rights. The Committee may, in its sole and absolute discretion, provide in an Award Agreement that an Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares or Performance Units may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated Beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and this Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(c) Death. In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or survives the Participant, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution in the state in which the Participant was domiciled at the time of such Participant’s death).

(d) Domestic Relations Orders. Subject to the approval of the Committee or a duly authorized officer of the Company, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. Participants are encouraged to discuss the proposed terms of any division of an Option or SAR with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If an Option is an ISO, such Option may be deemed to be a Non-ISO as a result of such transfer.

13. Change in Capital Structure; Change in Control; Etc.

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under this Plan but as to which no Awards have yet been granted or that have been returned to this Plan upon forfeiture, cancellation, termination or expiration of an Award, as well as the exercise or other price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form or any other increase or decrease in the number of issued Shares effected without receipt or payment of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced, or the Committee may provide that any successor entity (including any new parent company in a transaction creating a 100% parent holding company) be assigned and assume this Plan and all or any portion of the outstanding Awards. In any case, such substitution of cash or securities or assignment and assumption shall not require the consent of any Person who is granted Awards pursuant to this Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation. In the event of any proposed winding up, dissolution or liquidation of the Company other than as part of a Change in Control, the Company shall notify each Participant as soon as practicable (but in no event must notice be provided more than 30 days) prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, each Award will terminate immediately prior to the consummation of such winding up, dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. In the event of a Change in Control, but subject to the terms of any Award Agreements or in any unexpired employment agreement, offer letter, consulting agreement or similar agreement between the Company or any of its Affiliates, on the one hand, and any Participant, on the other hand, each outstanding Award shall be assigned to, or assumed, or a substantially equivalent award shall be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction. Notwithstanding the foregoing, instead of having outstanding Awards be assigned to, or assumed or replaced with equivalent awards by, the Successor Company, the Committee may, in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to such Participant’s outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with sole and absolute discretion to differentiate between individual Participants and Awards for any reason):

(i) accelerate the vesting, in whole or in part, of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested (which accelerated vesting and, to the extent applicable, exercisability, may be contingent upon the closing of such Change in Control) and provide that repurchase rights of the Company, if any, with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right, in each case as of a date and time prior to or upon the effective time of the Change in Control as the Committee will determine (or, if the Committee will not determine such a date, as of the date that is five days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to or upon the effective time of the Change in Control;

(ii) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Awards;

(iii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Awards to the Successor Company;

(iv) arrange or otherwise provide for the payment of cash or other consideration to the Participants (which such payment may be subject to vesting and payment over time based on Participant’s Continuous Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Award would have become vested and exercisable, so long as such deferral does not cause the Awards to be become subject to excise tax under Code Section 409A) in exchange for the satisfaction and cancellation of all or some outstanding Awards (based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee) provided that the Committee shall have sole and absolute discretion to unilaterally cancel (A) either all Awards or only select Awards (such as only those that have vested on or before the Change in Control), and (B) any Options or SARs whose exercise price is equal to or greater than the Fair Market Value of the Shares, as of the date of the Change in Control, with such cancellation being without the payment of any consideration whatsoever to those Participants whose Options and SARs are being cancelled;

(v) make a payment, in such form as may be determined by the Committee (which such payment may be subject to vesting and payment over time based on Participant’s Continuous Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Award would have become vested and exercisable, so long as such deferral does not cause the Awards to be become subject to excise tax under Code Section 409A), equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise; or

(vi) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms set forth above.

In the event of a Change in Control constituting a sale of all or substantially all of the Company’s equity or assets (as determined by the Committee in its sole discretion), all Awards (whether or not vested or exercisable) that are not exercised or paid out in connection with such Change in Control shall terminate and be cancelled automatically without payment of any consideration therefor effective as of such Change in Control, unless otherwise determined by the Committee.

The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

14. Termination, Rescission and Recapture of Awards.

(a) Each Award under this Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, to the extent provided in an Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of Sections 14(b), (c), (d) and (e) (collectively, the “Conditions”) at all times from the date of an Award through the later of its vesting and the date one year after termination of the Participant’s Continuous Service.

(b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy or other agreement between the Participant and the Company (or policy applicable to the Participant) with regard to any such proprietary or confidential information or material.

(c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d) Upon exercise, payment or delivery of cash or Shares pursuant to an Award, the Participant shall, if requested in writing by the Company, certify on a form acceptable to the Company that such Participant is in compliance with the terms and conditions of this Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title therewith, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e) If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or the provisions of any applicable non-competition, non-solicitation, confidentiality, inventions or secrecy agreement between the Participant and the Company or any of its Affiliates, or (ii) during a Participant’s Continuous Service, or within one year after its termination for any reason, the Participant (A) has, directly or indirectly, owned, operated, participated in, consulted with or rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company, in its sole and absolute discretion, engages in or otherwise competes with the Company’s and its subsidiaries’ oligonucleotide business and any other business in which the Company and its subsidiaries engage from time to time or is working to become so competitive with the Company and its subsidiaries; (B) has contacted, approached or solicited any employee, officer, director, independent contractor or partner of the Company or any of its subsidiaries to terminate employment or engagement with the Company or induced or attempted to induce any employee, officer, director, independent contractor or partner of the Company or any of its subsidiaries to leave the employ of or cease to provide services to the Company or in any way interfered with the relationship between the Company or any of its subsidiaries and any such persons; or (C) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion and subject to Applicable Law, impose a Termination, Rescission and/or Recapture with respect to any or all of the Participant’s relevant Awards and Shares and the proceeds of each of the foregoing.

(f) Within ten days after receiving notice from the Company of any such activity described in Section 14(e), the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if the Participant has sold the Shares, the gain or proceeds (as applicable) realized, or payment received as a result of the rescinded exercise, payment or delivery; provided that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gain or proceeds realized from the sale of such Shares), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 14 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed, quoted or traded on a national securities exchange, national market system or automated quotation system, and (ii) such investment does not represent more than a 5% equity interest in the organization or business.

(g) Notwithstanding the foregoing provisions of this Section 14, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act, Participant or Award. Nothing in this Section 14 shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of Continuous Service that does not violate the Conditions, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h) All administrative and discretionary authority given to the Company under this Section 14 shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i) If any provision within this Section 14 is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section 14 shall not be applicable to any Participant from and after termination of the Participant’s Continuous Service after a sale of all or substantially all of the Company’s equity or assets (as determined by the Committee in its sole discretion).

15. Recoupment of Awards.

(a) Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may, in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture relating to, any Award, if and to the extent:

(i)	the granting, vesting or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(ii)	in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any of its Affiliates; and

(iii)	a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in Section 15(b).

In each instance, the Committee may, to the extent practicable and allowable or required under Applicable Law, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

(b) Notwithstanding any other provision of this Plan, all Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange, national market system or automated quotation system on which the Company’s securities are listed, quoted or traded or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including but not limited to Section 10D of the Exchange Act, or any other Applicable Law. In addition, the Committee, in its sole and absolute discretion, may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines is necessary, advisable or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of a termination for Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

16. Relationship to other Benefits. No payment pursuant to this Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any of its Affiliates except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

17. Administration of this Plan. The Committee shall administer this Plan in accordance with its terms; provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and the Committee may prescribe, amend and rescind such rules, regulations and procedures for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of this Plan.

(a) Committee Composition. The Board shall appoint the members of the Committee. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b) Powers of the Committee. Subject to the provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion:

(i) to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units or dollars to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments (which may or may not be equal installments) and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, any performance criteria, any reload provision, the applicability of any Conditions and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to establish and administer Performance Compensation Awards, to determine associated Performance Periods, Performance Measures and Performance Formulae, and to certify whether, and to what extent, they have been attained;

(vi) to construe and interpret the terms of this Plan and any Award Agreement, to determine the meaning of their terms, and to establish, prescribe, amend and rescind rules, regulations and procedures relating to this Plan and its administration;

(vii) to correct any defect, omission or inconsistency in this Plan or any Award Agreement, in the manner and to the extent deemed necessary or expedient to make this Plan or an Award fully effective;

(viii) to settle all controversies regarding this Plan and Awards granted hereunder;

(ix) to accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or Shares may be issued);

(x) generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of this Plan or Awards;

(xi) to the extent consistent with the purposes of this Plan and without amending this Plan, to modify, cancel or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies or customs;

(xii) to require, as a condition precedent to the grant, vesting, exercise, settlement and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Committee may require, in its sole and absolute discretion, which form may include any other provisions, e.g., confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);

(xiii) to institute and determine the terms and conditions of an Exchange Program;

(xiv) in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement or exercise of Award, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement or exercise of Awards by a Participant, to permit the use of such an automated system;

(xv) to allow Participants to satisfy Withholding Tax obligations in such manner as prescribed in Section 11(b);

(xvi) to modify or amend each Award (subject to Section 18), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 5(b) regarding ISOs);

(xvii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted under this Plan;

(xviii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xix) to make decisions pursuant to Section 13 in the event of a Change in Control, liquidation or dissolution or other event addressed therein; and

(xx) to make all determinations and to take all other actions that the Committee may consider necessary, advisable or desirable to administer this Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in this Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

(c) Local Law Adjustments and Sub-Plans. To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals or who are employed by the Company or any of its Affiliates outside of the United States as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates or making of book entries which vary with the customs and requirements of particular countries. The Company may adopt sub-plans, modify exercise procedures and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries; provided, however, that no such sub-plans or modifications shall increase the share limitations contained in this Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(d) Action by Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other Employee of the Company or any of its Affiliates, the Company’s independent certified public accountants or independent registered public accounting firm, or any executive compensation Consultant or other professional retained by the Committee or the Company to assist in the administration of this Plan.

(e) Deference to Committee Determinations. The Committee shall have the sole and absolute discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion it deems to be appropriate in its sole and absolute discretion, and to make any findings of fact needed in the administration of this Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of this Plan, or of any Award or Award Agreement, and all determinations, interpretations and constructions the Committee makes pursuant to this Plan in good faith shall be final, binding and conclusive on all persons. The validity of any such determination, interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(f) Delegation to Officers. The Committee may delegate to one (1) or more officer(s) of the Company the authority to do one or both of the following: (i) designate Employees who are not officers of the Company to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other Awards) and, to the extent permitted by Applicable Law, the terms of such Awards, and (ii) determine the number of Shares to be subject to such Awards granted to such Employees; provided, however, that the Committee resolutions regarding such delegation must specify the class and total number of shares of Common Stock that may be subject to the Awards granted by such officer(s) of the Company and that such officer(s) of the Company may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee, unless otherwise provided in the resolutions approving the delegation authority. The Committee may not delegate authority to an officer of the Company who is acting solely in the capacity of an officer of the Company (and not also as a Director) to determine the Fair Market Value.

(g) Claims Limitations Period. Any Participant who believes such Participant is being denied any benefit or right under this Plan or under any Award may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designee, will notify the

Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within one hundred and twenty (120) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision, if made in good faith, shall be final, binding and conclusive on all persons. No lawsuit relating to this Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(h) No Liability; Indemnification. None of the Board, any Committee member or any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to this Plan, any Award or any Award Agreement. The Company shall pay or reimburse any member of the Committee, as well as any Director, Employee or Consultant who in good faith takes action on behalf of this Plan, for all expenses incurred with respect to this Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of this Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(i) Expenses. The expenses of administering this Plan shall be borne jointly and severally by the Company and its subsidiaries.

18. Modification of Awards and Substitution of Options. Within the limitations of this Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that this Plan would permit for a new Award. However, except in connection with a Change in Control or as approved by the Company’s stockholders, for any period during which the Company is subject to the reporting requirements of the Exchange Act, the Committee may not cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price, granting a replacement award of a different type, or otherwise allowing for a “repricing” within the meaning of either the federal securities laws applicable to proxy statement disclosures or other applicable governance standards. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless either (a) the Participant provides written consent to the modification, or (b) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

19. Plan Amendment and Termination. The Board may amend or terminate this Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 3(a) or Section 13) unless such change is approved by the stockholders of the Company. A termination or amendment of this Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to such Participant, unless either the Participant or Participants holding a majority of Awards similarly affected consent in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend this Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

20. Term of Plan. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after the earlier of Board approval of this Plan and its Effective Date. No Awards shall be made under this Plan after its termination.

21. Governing Law. Except as otherwise provided in Section 12, this Plan shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

22. Titles and Headings; References. The titles and headings of the sections in this Plan are for convenience of reference only and, in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control. References to sections or regulation of the Code or the Exchange Act shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation. Unless otherwise provided, references to a “Section” in this Plan shall mean a Section of this Plan.

23. Miscellaneous.

(a) General Rules. This Plan, the granting of Awards, the exercise of Options and SARs, and the obligations of the Company hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law, prior to the required delivery of any Shares pursuant to Awards, the Company may require, as a condition to the issuance or delivery of such Shares, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may, in its sole and absolute discretion, include a legend to such effect on the certificates or book entries representing any Shares issued or delivered pursuant to this Plan.

(b) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Law and will be further subject to the approval of counsel for the Company with respect to such compliance.

(c) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the Grant Date of any Award to the Participant, the Committee has the right, in its sole and absolute discretion, to

(i) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

(d) Deferrals. To the extent permitted by Applicable Law, the Committee, in its sole and absolute discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Code Section 409A. Consistent with Code Section 409A, the Committee may provide for distributions while a Participant is still an Employee or otherwise providing services to the Company. The Committee is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of this Plan and in accordance with Applicable Law.

(e) Black-out Periods. Notwithstanding any contrary terms within this Plan or any Award Agreement, the Committee shall have the sole and absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws.

(f) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 23(f) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social insurance or security number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Personal Data”). In addition to transferring the Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates may each transfer the Personal Data to any third parties assisting the Company in the implementation, administration and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Personal Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of capital stock of the Company. The Personal Data related to a Participant will be held only as long as is necessary to implement, administer and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Personal Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Personal Data with respect to such Participant, recommend any necessary corrections to the Personal Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s sole and absolute discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(g) Participants Outside of the United States. The Committee may modify the terms of any Award under this Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 23(g) in a manner that is inconsistent with the express terms of this Plan, so long as such modifications will not contravene any Applicable Law or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in this Plan by Eligible Persons who are non-United States nationals or are primarily employed or providing services outside the United States.

(h) Severability. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby and such provisions shall not be deemed impaired in any other jurisdiction. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

(i) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the national securities exchange, national market system or automated quotation system on which Shares of the same class are then listed, quoted or traded, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

(j) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

24. Covenants of the Company.

(a) Availability of Shares. The Company will use reasonable efforts to reserve and keep available at all times the number of Shares reasonably required to satisfy then-outstanding Awards.

(b) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising any Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

25. No Stockholder Rights. Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a stock certificate or making of a book entry evidencing the Shares underlying such Award to such Participant, transferee or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for such Award), notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued or book entry is made, except as otherwise specifically provided for in this Plan or an Award Agreement.

26. Pre-IPO Repurchase Right. Subject to any contrary terms set forth in any Award Agreement, for the period preceding the date of the closing of the Company’s first firm commitment underwritten public offering of Common Stock registered pursuant to an effective registration statement under the Securities Act (other than a registration statement relating solely to the sale of securities to employees of the Company or a registration relating solely to a

Securities and Exchange Commission Rule 145 transaction) (the “Initial Public Offering”), this Section 26 shall be applicable to any Shares subject to or issued pursuant to Awards. If a Participant’s Continuous Service is terminated for any reason, the Company may, for a period of up to six months (or eight months in the case of immature shares for accounting purposes) following the last date on which such Participant may exercise or convert an Award into shares of Common Stock or otherwise acquire any Shares underlying such Award, repurchase any Shares acquired pursuant to such Award for their then Fair Market Value; provided that if a Participant’s Continuous Service is terminated by the Company for Cause, the purchase price per Share shall be the lesser of: (a) the cost (if any) paid by the Participant to acquire the Share, if any, or (b) the Fair Market Value. The Company may assign its repurchase rights granted pursuant to this Section 26 in the Company’s sole and absolute discretion. The Company shall pay the repurchase price to the Participant in a lump sum or in equal monthly or annual installments over up to 60 consecutive months, as determined by the Company in its sole and absolute discretion. The provisions set forth in this Section 26 shall become null and void upon the occurrence of the Initial Public Offering.

27. Market Stand-Off. Each Participant shall not sell or otherwise transfer or dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Shares (or other equity securities or securities convertible into or exercisable or exchangeable for equity securities of the Company) acquired pursuant to Awards held by such Participant or publicly disclose the intention to enter into any of the foregoing, during the period from the filing of a registration statement in connection with the Initial Public Offering or other registered offering through the 180-day period following the effective date of the Initial Public Offering or through the 90-day period following the effective date of any other registered offering (or such longer period as may be requested by the Company or a representative of the underwriter(s) to accommodate regulatory restrictions on (a) the publication or other distribution of research reports, and (b) analyst recommendations and opinions), other than such Shares that are registered for offer and sale in the registration statement for the Initial Public Offering (the “Market Stand-Off”). In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt or payment of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to such Market Stand-Off. The obligations described in this Section 27 shall not apply to a registration relating solely to employee benefit plans on a Registration Statement on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on a registration statement on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each certificate, book entry or other document or instrument evidencing Shares acquired pursuant to Awards with appropriate legends until the end of the period set forth herein. Each Participant agrees to execute a lock-up or market standoff agreement with the representative(s) of such underwriters in a form satisfactory to the Company and consistent with the provisions of this Section 27. The Company and its underwriters shall be beneficiaries of the agreement set forth in this Section 27.

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Appendix I: Definitions

For purposes of the Plan, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, state or local subdivision, any applicable national securities exchange, national market system or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made, in writing or by an electronic medium, pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, a Performance Unit or Dividend Equivalent Rights, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or to receive payment or settlement under an Award after the Participant’s death; provided, however, that if the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse or domestic partner.

“Board” means the Board of Directors of the Company.

“Cause” will have the meaning set forth in any unexpired employment agreement, offer letter, consulting agreement or similar agreement between the Company or any of its Affiliates, on the one hand, and the Participant, on the other hand. In the absence of such an agreement, or, if no such definition exists, “Cause” will exist if the Participant is terminated from Continuous Service for any of the following reasons: (i) the Participant’s commission of or plea of nolo contendere to a felony, misdemeanor or another crime that is generally viewed within the United States as involving acts of dishonesty or moral turpitude or breach of fiduciary duty; (ii) the Participant’s willful failure to perform the Participant’s duties and responsibilities to the Company or intentional violation of a material Company policy; (iii) the Participant’s commission of any act or acts of fraud, embezzlement, dishonesty, moral turpitude or other willful misconduct; (iv) the Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company; (v) the Participant’s willful and material breach of any of the Participant’s obligations under any written agreement or covenant with or published policies of the Company; (vi) the Participant’s gross misconduct or breach of any fiduciary duty; (vii) conduct causing the Company or any of its subsidiaries substantial economic harm or disrepute; or (viii) any act or knowing omission aiding or abetting a competitor, supplier or customer of the Company or any of its subsidiaries to the meaningful disadvantage or detriment of the Company and its subsidiaries. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted in this definition to include any of its Affiliates or any successor thereto, if appropriate. Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means, unless another definition is set forth in an Award Agreement (in which case the definition set forth in the Award Agreement shall control), the first of the following to occur after the Effective Date:

(i) Acquisition of Controlling Interest. Any Person (other than Persons who are Employees at any time more than one year before a transaction, and their Affiliates) becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Change in Control, as reasonably determined by the Board.

(ii) Change in Board Control. Individuals who, on the Effective Date, constituted the Board (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Director shall be considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

(iii) Merger. The Company consummates a merger or consolidation of the Company with any other Person, unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity)

at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees at any time more than one year before the transaction, and their Affiliates) becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(iv) Sale of Assets. The stockholders of the Company approve an agreement for the sale, lease, exclusive license or other disposition by the Company of all or substantially all of the Company’s assets.

(v) Liquidation or Dissolution. The Company implements a plan for the winding up, liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of: (A) a sale of assets, merger, consolidation or other transaction effected exclusively for the purpose of changing the state of incorporation of the Company, or (B) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or its successor; provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee, (ii) with respect to any decision involving an Award intended to satisfy the requirements of Code Section 162(m), a committee consisting of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m), and (iii) with respect to any decision relating to a Reporting Person, a committee consisting solely of two or more Directors who are “non-employee directors” within the meaning of Rule 16b-3. The mere fact that a Committee member shall fail to qualify as an “outside director” or as a “disinterested director” within the meaning of Code Section 162(m) and Rule 16b-3, respectively, shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

“Common Stock” means the Common Stock, par value $0.00001 per share, of the Company. In the event of a change in the capital structure of the Company affecting the Common Stock (as provided in Section 13 of the Plan), the Shares resulting from such a change in the Common Stock shall be deemed to be Common Stock within the meaning of the Plan.

“Company” means Viking Therapeutics, Inc., a Delaware corporation; provided that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to Viking Therapeutics, Inc. in such new jurisdiction.

“Consultant” means any person (other than an Employee or Director), including an advisor, who is (i) engaged by the Company or any of its Affiliates to render services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under the Plan only if a Registration Statement on Form S-8 under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination, as an Employee, Director or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee; provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (v) transfers between locations of the Company or between the Company and one or more of its Affiliates. Changes in status between service as an Employee, Director and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the sole and absolute discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

“Deferred Share Units” or “DSUs” mean Awards granted pursuant to Section 8 of the Plan.

“Director” means a member of the Board.

“Disabled” will have the meaning set forth in any unexpired employment agreement, offer letter, consulting agreement or similar agreement between the Company or any of its Affiliates, on the one hand, and the Participant, on the other hand. In the absence of such an agreement, or, if no such definition exists, “Disabled” means (A) for an ISO, that the Participant is disabled within the meaning of Code Section 22(e)(3), and (B) for other Awards, a condition under which the Participant:

(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, entitled to receive income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company or any Affiliate thereof.

“Dividend Equivalent Rights” means Awards granted pursuant to Section 10 of the Plan, which may be attached to other Awards.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees and non-Consultants to whom an offer of employment or a consulting role has been or is being extended by the Company or one of its Affiliates.

“Employee” means any person whom the Company or any of its Affiliates that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424 classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Program” means a program established by the Committee under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Committee will determine the terms and conditions of any Exchange Program in its sole and absolute discretion.

“Fair Market Value” means, as of any date, the fair market value of a share of the Common Stock, determined as follows:

(i) if the Common Stock is listed, quoted or traded on a national securities exchange, national market system or automated quotation system, the closing sales price per share for the Common Stock as quoted on such exchange or system (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price per share for the Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) if the Common Stock is not listed, quoted or traded on a national securities exchange, national market system or automated quotation system, but is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the high bid and low asked prices for a share of Common Stock for such date or, if there is no high bid or low asked price for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) if none of the foregoing is applicable, such value as the Committee in its sole and absolute discretion determines in good faith;

provided that, unless the Common Stock is quoted or traded on a national securities exchange, national market system or automated quotation system, the Fair Market Value of the Common Stock shall be deemed the same.

“Grant Date” means, with respect to an Award, the later of (i) the date designated as the “Grant Date” in an Award Agreement, and (ii) the date on which the Committee determines the key terms of an Award; provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“ISO” means an Option that qualifies for favorable income tax treatment under Code Section 422.

“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Code Section 162(m). By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (i) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Measure(s) and Performance Formula(e) for such Performance Period have not been attained, or (ii) increase a Performance Compensation Award above the maximum amount payable under Section 9(c) of the Plan. In no event shall Negative Discretion be exercised by the Committee with respect to any Option or SAR (other than an Option or SAR that is intended to be a Performance Compensation Award under Section 9 of the Plan).

“Non-ISO” means an Option not designated in an Award Agreement, or not otherwise qualifying, as an ISO.

“Option” means any right to buy Shares that is granted to a Participant pursuant to Section 5 of the Plan.

“Participant” means any Eligible Person who holds an outstanding Award.

“Performance Awards” mean Awards granted pursuant to Section 9 of the Plan.

“Performance Unit” means an Award granted pursuant to Section 9(a) of the Plan, which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole and absolute discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means the Viking Therapeutics, Inc. 2014 Equity Incentive Plan, as amended from time to time, of which this Appendix I is a part.

“Registration Date” means the earlier of: (i) the date of the closing of the Initial Public Offering, or (ii) the first date on which any class of common equity securities of the Company is required to be registered under Section 12 of the Exchange Act.

“Reporting Person” means an Employee, Director or Consultant who is required to file reports with respect to such individual’s “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the Company’s capital stock with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder.

“Restricted Share” means a Share of Common Stock awarded (or issued pursuant to Section 5(d)) with restrictions imposed under Section 7 of the Plan.

“Restricted Stock Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 7 of the Plan.

“Retirement” will have the meaning set forth in any unexpired employment agreement, offer letter, consulting agreement or similar agreement between the Company or any of its Affiliates, on the one hand, and the Participant, on the other hand. In the absence of such an agreement, or, if no such definition exists, “Retirement” means a Participant’s termination of Continuous Service after age 65.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” means a right to receive amounts awarded under Section 6 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share” means a share of Common Stock.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) capital stock representing more than 10% of the combined voting power of all classes of stock of the Company.

“Transition Period” means the “reliance period” under Treasury Regulations Section 1.162-27(f)(2) under Code Section 162(m) that ends on the earliest to occur of the following: (i) the date of the first meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs; (ii) the date the Plan is materially amended for purposes of Treasury Regulation Section 1.162-27(h)(1)(iii); or (iii) the date all shares of Common Stock available for issuance under the Plan have been allocated.

“Unrestricted Shares” mean Shares that are both awarded to Participants pursuant to Section 7 of the Plan, and not subject to a “substantial risk of forfeiture” within the meaning of Code Section 83.

“Withholding Taxes” means the aggregate minimum amount of federal, national, state, local and foreign income, payroll and other taxes that the Company and any of its Affiliates are required to withhold under Applicable Law in connection with any Award.